UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2010, U.S. Concrete, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) among the Company, the direct and indirect domestic subsidiaries of the Company signatory thereto (the “Guarantors,” and together with the Company, the “Issuer Parties”), the investors listed on the Schedule of Subscription Parties attached thereto as Annex I (the “Subscription Parties”) that have properly completed and returned a subscription certificate and each of the investors set forth on the Schedule of Put Option Parties attached thereto as Annex II (the “Put Option Parties,” and together with the Subscription Parties, the “Buyers”).  Pursuant to the Note Purchase Agreement, the Company will sell and the Buyers will purchase the Subscription Amount (as defined in the Offering Memorandum) of 9.5% convertible secured notes due 2015 (the “Convertible Notes”) at a price of $1,000 for each $1,000 of principal amount of the Convertible Notes to be purchased, subject in each case to the satisfaction or waiver of the conditions contained therein.

As disclosed in our Current Report on Form 8-K filed April 29, 2010, the Company and its affiliated debtors and debtors-in-possession (the “Debtors”) are each subject to a voluntary case (the “Cases”) under chapter 11 of title 11 of the United States Code, in the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware.  The Debtors will be reorganized pursuant to a joint plan of reorganization, dated as of June 2, 2010 (the “Plan”).

Each Buyer’s obligation is subject to, among other things, (1) each of the representations of the Issuer Parties being true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or “material adverse effect”, which shall be true and correct in all respects) as of the date of the Note Purchase Agreement and as of the date of the closing of the offering of the Convertible Notes (the “Subscription Offer”) (the “Closing Date”) as though made at that time (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date); (2) each of the Issuer Parties having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Note Purchase Agreement and the Transaction Documents (as defined in the Note Purchase Agreement) to which it is a party to be performed, satisfied or complied with by such Issuer Party at or prior to the Closing Date; (3) there not having occurred a dismissal or conversion of any Case to a case under chapter 7 of the Bankruptcy Code or the appointment of a chapter 11 trustee in any Case; (4) no provision of the Plan (as filed with the Bankruptcy Court) having been amended, supplemented or otherwise modified in any respect in a manner materially adverse to the Buyers without the consent of the Buyers (such consent not to be unreasonably withheld or delayed); (5) the order by the Bankruptcy Court in the Cases confirming the Plan (the “Confirmation Order”) having become a final order, in full force and effect without reversal, modification or stay; the Plan having been consummated on the terms and conditions set forth in the Note Purchase Agreement, as amended and in effect as of the date of the Confirmation Order; (6) the Company having provided evidence to the Buyers, in form and substance reasonably satisfactory to the Buyers, that substantially concurrently with the issuance of the Convertible Notes all obligations under the Debtors’ existing debtor-in possession financing (described in our Current Report on Form 8-K filed May 3, 2010) (the “DIP Facility”) (other than contingent obligations not then due and payable) have been repaid in full, all commitments under the DIP Facility have been terminated and all liens and security interests related to the DIP Facility have been terminated or released; (7) except to the extent disclosed by the Company in any filing made by the Company with the Securities and Exchange Commission (the “SEC”) prior to July 20, 2010, in the Plan or in writing to the Put Option Parties on July 20, 2010, (i) there not having occurred or become known to the Buyers any events, developments, conditions or circumstances that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Company and its direct and indirect subsidiaries, taken as a whole (or the reorganized Company and its direct and indirect subsidiaries, taken as a whole) (a “Material Adverse Effect”) and (ii) no material assets of the Debtors having been sold or agreed to be sold outside of the ordinary course of business from and after the date hereof; (8) (i) the Issuer Parties having entered into the Transaction Documents and the Company having delivered the executed versions  of the Transaction Documents to the Put Option Parties on the Closing Date and (ii) on the effective date of the Plan (the “Effective Date”), (A) there not being any event or condition which constitutes an event of default, or which upon notice, lapse of time, or both would constitute an event of default, under the Transaction Documents and (B) the Transaction Documents being in full force and effect; (9) the payment of the fees and reimbursement of out-of-pocket costs and expenses as set forth in the Purchaser Letter, the Plan and the letter, dated as of February 22, 2010, between the Company and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) regarding payment by the Company of fees and expenses to Paul Weiss as counsel to a group formed by certain holders of the Existing Notes (the “Expense Agreement”), in accordance with the terms hereof and thereof; provided, that the Put Option Parties shall cause Paul Weiss to provide the Company with an estimate of its fees and expenses through the Closing Date at least two (2) business days prior to the Closing Date; (10) the Effective Date and the Closing Date occurring on or prior to October 1, 2010; (11) as of the date of the Offering Supplement to the Disclosure Statement, dated as of August 16, 2010 (including all documents incorporated by reference therein, the “Offering Memorandum”) and on the Closing Date, the materials to be used in connection with the Subscription Offer regarding the Company, its subsidiaries and the Convertible Notes, for distribution to eligible holders of the Company’s 8.375% senior subordinated notes due 2014 (the “Existing Notes”), when furnished and taken as a whole, being complete and correct in all material respects and not containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading; (12) each of the Company’s filings with the SEC since January 1, 2010 is, as of its respective filing date, having been complete and correct in all material respects and not containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading; (13) substantially concurrently with the issuance of the Convertible Notes, the Debtors and the lenders under the revolving credit facility among the Company, certain affiliates thereof, JPMorgan Chase Bank, N.A. as administrative agent and the lenders party thereto and any related documents (the “Revolving Facility”) (i) having entered into the definitive documentation for the Revolving Facility and any related documentation and reasonably satisfactory to the Buyers and (ii) all conditions to borrowing under the Revolving Facility having been satisfied or waived (provided that if such waiver could reasonably be expected to be adverse in any material respect to the interests of the Put Option Parties, the Put Option Parties shall have consented to such waiver) on or prior to the Effective Date, and (iii) on the Effective Date (y) there not having been any event or condition which constitutes an event of default, or which upon notice, lapse of time, or both would become an event of default, under the Revolving Facility and (z) the Revolving Facility shall be in full force and effect; (14)  all governmental, shareholder or third party consents, if any, necessary for the consummation of the offering having been obtained; and (15) certain other customary conditions.

Each Issuer Party’s obligation is subject to, among other things, (1) the Confirmation Order having become a final order, in full force and effect without reversal, modification or stay and the Plan shall have been consummated on the terms and conditions set forth therein, as amended and in effect as of the date of the Confirmation Order; (2)  the Effective Date and the Closing Date occurring no later than October 1, 2010; (3) the Put Option Parties having deposited funds as provided in the Note Purchase Agreement and in the Support Agreement (as defined in the Note Purchase Agreement) sufficient to satisfy in full their obligation under the Support Agreement and the transactions contemplated by the Support Agreement occurring concurrently with the Closing of the Subscription Offer; (4) the Revolving Facility (as defined in the Note Purchase Agreement) credit agreement having been executed and delivered by all requisite parties (other than the Company and the Guarantors) and be binding on and enforceable against all parties thereto (other than the Company and the Guarantors), all conditions to funding thereunder shall have been satisfied with the closing of the Transactions (as defined in the Note Purchase Agreement), all obligations under the DIP Facility (other than contingent obligations not then due and payable) will have been repaid in full, all commitments under the DIP Facility will have been terminated and all liens and security interests related to the DIP Facility will have been terminated or released; (5) no legal action or litigation having been taken or instituted, or threatened by a third party, which seeks to (or does) restrain, prevent or otherwise impose conditions on the Transactions which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect or that would materially and adversely affect the consummation of the Transactions; (6) the representations and warranties of each Buyer contained in the Transaction Documents (as defined in the Note Purchase Agreement) to which such Buyer is a party being true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or “material adverse effect”, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and each Buyer having performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Note Purchase Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date; (7) no action having been taken and no statute, rule, regulation or order having been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, render impossible the issuance or sale of the Securities or the consummation of the Transactions; (8) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities; and (9) certain other customary  conditions.

The Note Purchase Agreement will terminate on the earlier of (1) the mutual written agreement of the Company and the Buyers who have collectively subscribed to purchase a majority of the aggregate principal amount of Convertible Notes offered pursuant to the Subscription Offer (the “Requisite Buyers”), provided that such Requisite Buyers shall include each of the Put Option Parties; (2) written notice by the Company to the Buyers after October 1, 2010 (the “Drop Dead Date”); provided that the Company shall not be entitled to terminate the Note Purchase Agreement if it is then in material breach of its obligations under the Note Purchase Agreement; (3) written notice by the Put Option Parties after the Drop Dead Date; provided that the Put Option Parties shall not be entitled to terminate the Note Purchase Agreement if the Put Option Parties are then in material breach of their obligations under the Note Purchase Agreement; (4) 10 days after the Requisite Buyers have delivered written notice to the Company that the Company has materially breached the Note Purchase Agreement, if such breach remains uncured at the conclusion of such 10-day period; provided that in no event shall this cure period limit the right of the Requisite Buyers to terminate after the Drop Dead Date; provided further that such Requisite Buyers shall include each of the Put Option Parties; or (5) 10 days after the Company has delivered notice to the Buyers that the Buyers have materially breached the Note Purchase Agreement, if such breach remains uncured at the conclusion of such 10-day period; provided that in no event shall this cure period limit the right of the Company to terminate after the Drop Dead Date.

Item 8.01 Other Events

The Subscription Offer made to certain eligible holders of the Company’s existing notes expired at 5:00 p.m. New York City time on August 26, 2010.  The Company currently expects to close the Subscription Offer on August 31, 2010, subject to satisfaction or waiver of all conditions contained in the Note Purchase Agreement.

The securities to be offered to holders of the Existing Notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent an applicable exemption from registration requirements. The disclosure about the Subscription Offer contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

10.1
Note Purchase Agreement, dated August 26, 2010 among U.S. Concrete, Inc., the guarantors set forth on the signature pages thereto, the Subscription Parties set forth in Annex I thereto and the Put Option Parties set forth on Annex II thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 27, 2010	By:	/s/ Michael W. Harlan
Michael W. Harlan
President and Chief Executive Officer